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                                  STECK~VAUGHN
                             PUBLISHING CORPORATION


                                  EXHIBIT 11.1
                     To Form 10-Q dated September 30, 1996
                       CALCULATION OF EARNINGS PER SHARE
                (amounts in thousands, except per share amounts)


                                                                 Three Months Ended                   Nine Months Ended
                                                                      Sept. 30,                            Sept. 30
                                                                  1996        1995                     1996        1995
                                                               ------------------------            -------------------------
Net Income (Loss)                                               $ 4,346       $ 3,706                $ 2,167        $6,315
                                                                =====================                =====================
Common Stock:

             Shares outstanding from the beginning
                of the period                                    14,329        14,313                 14,318        14,338

             Shares issued,weighted for period held                --            --                        7          --

             Assumed exercise of stock options using the            104            46                     94            30
                treasury stock method

             Purchase of treasury shares,
                weighted for period held                           --            --                     --             (19)
                                                                ---------------------                ---------------------

Weighted Average Shares Outstanding                              14,433        14,359                 14,419        14,349
                                                                =====================                =====================

Earnings (Loss) Per Share                                       $  0.30       $  0.26                $  0.15   $      0.44
                                                                =====================                =====================

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